Exhibit 3.1

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ENVISTA HOLDINGS CORPORATION
(a Delaware corporation)
Envista Holdings Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:
1.The name of the Corporation is Envista Holdings Corporation. The Corporation was originally incorporated under the name DH Dental Holding Corp. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 29, 2018, and it was amended by a Certificate of Amendment to the Certificate of Incorporation, filed with the office of the Secretary of State of the State of Delaware on April 11, 2019, changing the Corporation’s name from DH Dental Holding Corp. to Envista Holdings Corporation.
2.This Amended and Restated Certificate of Incorporation, which restates and amends the Certificate of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the board of directors and sole stockholder of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.
3.The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME
Section 1.01    Name. The name of the corporation is Envista Holdings Corporation (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT
Section 2.01    Registered Address. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation is The Corporation Trust Company.
ARTICLE III
CORPORATE PURPOSE
Section 3.01    Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
CAPITAL STOCK
Section 4.01    Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is [•], consisting of: (i) [•] shares of common stock, par value $0.01 per share (“Common Stock”), and (ii) 15,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
Section 4.02    Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:
(a)Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.
(b)Voting. Each share of Common Stock shall entitle the holder thereof to one vote in person or by proxy for each share on all matters on which such stockholders are entitled to vote. Except as expressly set forth in the applicable Certificate of Designations with respect to any such series of Preferred Stock, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon.
(c)Dividends. The holders of shares of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board in its sole discretion from time to time out of assets or funds of the Corporation legally available therefor, subject to any preferential rights of any then outstanding Preferred Stock and any other provisions of this Certificate of Incorporation, as may be amended from time to time.
(d)Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them and subject to any preferential rights of any then outstanding Preferred Stock. For purposes of this paragraph, unless otherwise provided with respect to any then outstanding series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.
(e)No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
Section 4.03    Preferred Stock. The Board is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any of the shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, full or limited, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
(a)the designation of the series, which may be by distinguishing number, letter or title;

(b)the number of shares of the series, which number the Board may thereafter increase or decrease, but not below the number of shares thereof then outstanding;
(c)the entitlement to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of capital stock;
(d)the redemption rights and price or prices, if any, for shares of the series;
(e)the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;
(f)the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(g)whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(h)restrictions on the issuance of shares of the same series or any other class or series;
(i)the voting rights, if any, of the holders of shares of the series generally or upon specified events; and
(j)any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.
Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
ARTICLE V
BOARD OF DIRECTORS
Section 5.01    Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so require.
Section 5.02    Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.
Section 5.03    Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Subject to the rights of holders of Preferred Stock, if any, the Board shall consist of not less than three (3) nor greater than fifteen (15) directors, the exact number of which shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board, and subject to the rights of the holders of the Preferred Stock, if any, the exact number may be increased or decreased by such a resolution (but not to less than three (3) nor greater than fifteen (15)).

Section 5.04    Classes of Directors. Other than those directors, if any, elected by the holders of any series of Preferred Stock, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated as: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.
Section 5.05    Terms of Office. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. The term of the initial Class I directors shall terminate at the annual meeting of stockholders to be held in 2020; the term of the initial Class II directors shall terminate on the date of the annual meeting of stockholders to be held in 2021; and the term of the initial Class III directors shall terminate on the date of the annual meeting of stockholders to be held in 2022 or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning with the first annual meeting of stockholders to be held in 2020, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until his or her respective successor has been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
Section 5.06    Vacancies. Subject to the rights of the holders of any series of Preferred Stock, vacancies on the Board by any reason, including by death, resignation, retirement, disqualification, removal from office, or otherwise, and any newly created directorships resulting from any increase in the authorized number of directors, shall be filled solely by a majority of the directors then in office, in their sole discretion, even though less than a quorum, or by a sole remaining director, in his or her sole discretion, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.
Section 5.07    Authority. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws of the Corporation adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.
Section 5.08    Advance Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.
ARTICLE VI
STOCKHOLDERS
Section 6.01    Cumulative Voting. No holder of Common Stock of the Corporation shall be entitled to exercise any right of cumulative voting.
Section 6.02    Stockholder Action. Subject to the terms of any series of Preferred Stock, until the first date on which Danaher (as defined below) ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted. From and after the first date on which Danaher ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. As used in this Certificate of Incorporation, (i) “Danaher” shall mean Danaher Corporation, a Delaware corporation, any and all successors to Danaher Corporation by way of merger, consolidation or sale of all or substantially all of its assets, and any and all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (A) in which Danaher Corporation owns, directly or indirectly, more than 50% of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (B) of which Danaher Corporation otherwise directly or indirectly controls or directs the policies or operations or (C) that would be considered subsidiaries of Danaher Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing; provided, however, that the term “Danaher” shall not include the Corporation or any entities (A) in which the Corporation owns, directly or indirectly, more than 50% of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (B) of which the Corporation otherwise directly or indirectly controls or directs the policies or operations or (C) that would be considered subsidiaries of the Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing (such entities, “Affiliated Companies”); and (ii) the term “Beneficially Own” shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
Section 6.03    Special Meetings. Unless otherwise required by law or the terms of any resolution or resolutions adopted by the Board providing for the issuance of a class or series of the Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by the Secretary upon a written request delivered to the Secretary by (i) the Board as set forth in the Corporation’s Bylaws, (ii) the Chairman of the Board or (iii) the Chief Executive Officer of the Corporation. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
ARTICLE VII
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Section 7.01    General. In recognition and anticipation that (i) the Corporation will not be a wholly-owned subsidiary of Danaher and that Danaher will be a controlling stockholder of the Corporation, (ii) directors, officers and/or employees of Danaher may serve as directors, officers and/or employees of the Corporation, (iii) Danaher may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iv) Danaher may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies, and (v) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and obligations of the Corporation and of Danaher, and the duties of any directors, officers and/or employees of the Corporation who are also directors, officers and/or employees of Danaher, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies, on the one hand, and Danaher, on the other hand, the sections of this Article VII shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Danaher and the conduct of certain affairs of the Corporation as they may involve Danaher and its directors, officers and/or employees, and the power, rights, duties and liabilities of the Corporation and its director, officers, employees and stockholders in connection therewith.
For purposes of this Article VII, “corporate opportunities” shall include, but not be limited to, business opportunities which the Corporation or Affiliated Companies are financially able to undertake, which are, from their nature, in the line of the Corporation’s or Affiliated Companies’ business, are of practical advantage to it and are ones in which the Corporation or Affiliated Companies would have an interest or a reasonable expectancy, and in which, by embracing the opportunities or allowing such opportunities to be embraced by Danaher, the self-interest of Danaher or its directors, officers and/or employees will be brought into conflict with that of the Corporation or Affiliated Companies.
Nothing in this Article VII creates or is intended to create any fiduciary duty on the part of Danaher, the Corporation, any Affiliated Company, or any stockholder, director, officer or employee of any of them that does not otherwise exist under Delaware law and nothing in this Article VII expands any such duty of any such person that may now or hereafter exist under Delaware law.
To the fullest extent permitted by law, any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article VII.
Section 7.02    Certain Agreements and Transactions Permitted. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Danaher pursuant to which the Corporation or an Affiliated Company, on the one hand, and Danaher, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate, and to cause their respective directors, officers and/or employees (including any who are directors, officers and/or employees of both) to allocate opportunities between them or to refer opportunities to each other. Subject to Section 7.04, no such agreement, or the performance thereof by the Corporation or any Affiliated Company, or Danaher, shall, to the fullest extent permitted by law, be considered contrary to any fiduciary duty that any director, officer or employee of the Corporation or any Affiliated Company who is also a director, officer or employee of Danaher may owe or be alleged to owe to the Corporation or any such Affiliated Company, or to any stockholder thereof, or any legal duty or obligation Danaher may be alleged to owe on any basis, notwithstanding the provisions of this Certificate of Incorporation stipulating to the contrary. Subject to Section 7.04, to the fullest extent permitted by law, no director, officer or employee of the Corporation who is also a director, officer or employee of Danaher shall have or be under any fiduciary duty to the Corporation or any Affiliated Company to refer any corporate opportunity to the Corporation or any Affiliated Company or to refrain from acting on behalf of the Corporation or any Affiliated Company or of Danaher in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.
Section 7.03    Authorized Business Activities. Without limiting the other provisions of this Article VII, Danaher shall have no duty to communicate information regarding a corporate opportunity to the Corporation or to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation, (ii) doing business with any client, customer or vendor of the Corporation or (iii) employing or otherwise engaging any director, officer or employee of the Corporation.  To the fullest extent permitted by law, except as provided in Section 7.04, no officer, director or employee of the Corporation who is also a director, officer or employee of Danaher shall be deemed to have breached his or her fiduciary duties, if any, to the Corporation solely by reason of Danaher’s engaging in any such activity.
Section 7.04    Corporate Opportunities. Except as otherwise agreed in writing between the Corporation and Danaher, for so long as Danaher Beneficially Owns shares of capital stock representing,

in the aggregate, at least 10% of the total voting power of the outstanding shares of all classes of capital stock of the Corporation with respect to the election of directors or otherwise has one or more directors, officers or employees serving as a director, officer or employee of the Corporation, in the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Danaher acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and Danaher, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any Affiliated Company, if such director, officer or employee acts in a manner consistent with the following policy: such a corporate opportunity offered to any person who is a director or an officer or employee of the Corporation and who is also a director, officer or employee of Danaher shall belong to the Corporation only if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and otherwise shall belong to Danaher.
The foregoing policy, and the action of any director, officer or employee of Danaher, the Corporation or any Affiliated Company taken in accordance with, or in reliance upon, the foregoing policy or in entering into or performing any agreement, transaction or arrangement is deemed and presumed to be fair to the Corporation.
Except as otherwise agreed in writing between the Corporation and Danaher, if a director, officer or employee of the Corporation, who also serves as a director, officer or employee of Danaher, acquires knowledge of a potential corporate opportunity for both the Corporation and Danaher in any manner not addressed by this Article VII, such director, officer or employee shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director, officer or employee of the Corporation by reason of the fact that Danaher pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.
Section 7.05    Delineation of Indirect Interests. To the fullest extent permitted by law, no director, officer or employee of the Corporation or any Affiliated Company shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Danaher, merely by virtue of being a director, officer or employee of Danaher, unless such director, officer or employee’s role with Danaher involves direct responsibility for such matter, in his or her role with Danaher, such director, officer or employee exercises supervision over such matter, or the compensation of such director, officer or employee is materially affected by such matter. Such director, officer or employee’s compensation shall not be deemed to be materially affected by such matter if it is only affected by virtue of its effect on the value of Danaher capital stock generally or on Danaher’s results or performance on an enterprise-wide basis.
Section 7.06    Special Approval Procedures. If, notwithstanding the provisions of this Article VII, it is deemed desirable by Danaher, the Corporation or an Affiliated Company or any other party that the Corporation take action with specific regard to a particular transaction, corporate opportunity or a type or series of transactions or corporate opportunities to ensure, out of an abundance of caution, that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed, the Corporation may employ any of the following procedures:
(a)the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or a duly appointed committee of the Board and the Board or such committee authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or
(b)the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
The interested director or directors may be counted in determining the presence of a quorum at such meeting. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under clause (a) above.
One or more matters, transactions or corporate opportunities approved pursuant to any of the foregoing procedures are not void or voidable and shall not give rise to any equitable relief or damages or other sanctions against any director, officer, employee or stockholder (including Danaher) of the Corporation on the ground that the matter, transaction or corporate opportunity should have first been offered to the Corporation. Nothing in this Article VII requires any matter to be considered by the Board or the stockholders of the Corporation and, in all cases, directors, officers and employees of the Corporation are authorized to refrain from bringing a matter otherwise addressed in this Article VII before the Board or the stockholders for consideration unless such matter is required to be considered by the Board or stockholders, as applicable, under Delaware law. This Article VII shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common, equitable, or statutory law applicable thereto.
ARTICLE VIII
LIMITATION ON LIABILITY; INDEMNIFICATION
Section 8.01    Limitation on Liability. To the fullest extent permitted by the DGCL, as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit; provided that if the DGCL shall be amended or modified to provide for exculpation for any director in any circumstances where exculpation is prohibited pursuant to any of the preceding clauses (a) through (d), then such directors shall be entitled to exculpation to the maximum extent permitted by such amendment or modification. No amendment to, modification of or repeal of this Section 8.01 shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions of such director occurring prior to such amendment, modification or repeal.
Section 8.02    Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, manager, officer, employee, trustee or agent of, or in a fiduciary capacity with respect to, another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 8.02.
The right of indemnification provided in this Section 8.02 shall not be exclusive, and shall be in addition to any other right to which any person may otherwise be entitled by law, statue, under the Bylaws of the Corporation, or under any agreement, vote of stockholders or disinterested directors, or otherwise. Any amendment, repeal or modification of this Section 8.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE IX
FORUM SELECTION
Section 9.01    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.01. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions. The provisions of this Section 9.01 do not apply to claims brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
ARTICLE X
AMENDMENT
Section 10.01    Certificate of Incorporation. The Corporation shall have the right, from time to time, to amend, alter, change or repeal any provision of this Certificate of Incorporation in any manner now or hereafter provided by this Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Certificate of Incorporation or any amendment thereof are conferred subject to such right. Notwithstanding anything contained in this Certificate of Incorporation to the contrary (and in addition to any vote required by law), from and after such time as Danaher ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon, the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon, voting as a single class, shall be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V, Article VI, Article VII, Article VIII and this Article X.
Section 10.02    Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered, without the assent or vote of the stockholders, to adopt, amend and repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval by the majority of the entire Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, from and after such time as Danaher ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon, the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting as a single class, shall be required to amend, repeal or adopt any provision of the Bylaws of the Corporation.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this [    ] day of [      ], 2019.

ENVISTA HOLDINGS CORPORATION

By:
Name:
Title: